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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934





Date of Report (Date of earliest event reported)                    July 1, 1999



                        INTEGRATED SECURITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)



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
          DE                             1-11900                               75-2422983
(State or other jurisdiction      (Commission File Number)       (I.R.S. Employer Identification No.)
   of incorporation)
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 8200 SPRINGWOOD DRIVE, SUITE 230, IRVING, TX                        75063
  (Address of principal executive offices)                         (Zip Code)



  Registrant's telephone number, including area code              (972) 444-8280



         (Former name or former address, if changed since last report.)




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Item 4.  Changes in Registrant's Certifying Accountant

         On July 1, 1999, the Board of Directors of Integrated Security Systems, Inc. (the "Company") approved the dismissal of PricewaterhouseCoopers LLP as the Company's independent accountant. The Company's Audit Committee participated in and approved the decision to change independent accountants.
The reports of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no diverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. Each report did include an explanatory paragraph regarding the ability of the Company to continue as a going concern. In connection with its audits for the two most recent fiscal years and through July 1, 1999, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

         The Company has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 8, 1999, is filed as
Exhibit 16 to this Form 8-K.

         Effective July 1, 1999, the Company engaged Grant Thornton LLP as its principal accountant to audit the Company's financial statements.

Item 7.  Financial Statements and Exhibits

Exhibit Number       Description

16 Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTEGRATED SECURITY SYSTEMS, INC.
                                        ----------------------------------------
                                        (Registrant)



      July 9, 1999                      /s/ Gerald K. Beckmann
----------------------------            ----------------------------------------
(Date)                                  Gerald K. Beckmann
                                        President and CEO



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                               INDEX TO EXHIBITS

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Exhibit
Number                     Description
------                     -----------
 16                        Letter from PricewaterhouseCoopers LLP to the Securities and
                           Exchange Commission.
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